Exhibit 4.1

American National Group, Inc.,

as Issuer,

and

Wilmington Trust, National Association,

as Trustee

INDENTURE

Dated as of June 13, 2022

$ 500,000,000 6.144% Senior Notes due 2032

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

ARTICLE II

THE SECURITIES

i

ARTICLE III

REDEMPTION OF SECURITIES

ARTICLE IV

SINKING FUNDS

Section 4.1.	Sinking Fund; Holder Repurchase Right	35

ARTICLE V

COVENANTS

ARTICLE VI

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 6.1.	Company May Consolidate, Etc., Only on Certain Terms	39
Section 6.2.	Exception	40
Section 6.3.	Successor Company Substituted	40

ARTICLE VII

REMEDIES

ARTICLE VIII

THE TRUSTEE

ARTICLE IX

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 9.1.	Company to Furnish Trustee Names and Addresses of Holders	57
Section 9.2.	Preservation of Information; Communications to Holders	57

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.1.	Supplemental Indentures without Consent of Holders	58
Section 10.2.	Supplemental Indentures with Consent of Holders	59

Section 10.3.	Execution of Amendments, Supplements or Waiver	60
Section 10.4.	Effect of Supplemental Indentures	60
Section 10.5.	Conformity with Trust Indenture Act	61
Section 10.6.	Reference in Securities to Supplemental Indentures	61

ARTICLE XI

SATISFACTION AND DISCHARGE; DEFEASANCE

Annex A       Form of Security

This Indenture, dated as of June 13, 2022, is entered into by and among American National Group, Inc., a Delaware corporation (the “Company”) as the issuer, and Wilmington Trust, National Association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $500,000,000 aggregate principal amount of 6.144% Senior Notes due 2032 (the “Initial Securities”), as provided in this Indenture;

WHEREAS, all things necessary have been done to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Initial Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Securities:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1.            Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)            the terms defined in this Article I have the respective meanings assigned to them in this Article I and include the plural as well as the singular;

(2)            all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the respective meanings assigned to them therein;

(3)            all accounting terms not otherwise defined herein have the respective meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required in the United States of America or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)            references to Sections are to Sections of this Indenture unless otherwise expressly indicated.

“Act,” when used with respect to any Holder, has the meaning set forth in Section 1.4(a).

“Additional Securities” means additional Securities of any series (other than the Initial Securities) issued from time to time under this Indenture in accordance with Sections 2.1 and 2.2 of this Indenture (whether or not such Securities have the same CUSIP number or ISIN).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means a member of, or participant in, the Depositary.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means either the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act on its behalf.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York or in the jurisdiction of the Place of Payment are authorized or obligated by law or executive order to close or be closed.

“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer.

“Corporate Trust Office” means the designated office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, Attention: American National Group Notes Administrator, or such other address as the Trustee may designate from time to time by notice to the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

The terms “covenant defeasance” and “defeasance” bear the meanings assigned to such terms, respectively, by Sections 11.4 and 11.3.

The term “default,” when used in Sections 5.5, 8.2 and/or 8.3, has the meaning specified in Section 8.2.

“Defaulted Interest” has the meaning set forth in Section 2.7(b).

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such series by the Company pursuant to Section 2.1(b)(15), which Person shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System, or any successor securities clearing agency.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Expiration Date” has the meaning set forth in Section 1.4(g)(3).

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Holder” or “Holder of Securities” means a Person in whose name a Security is registered in the Security Register.

“Initial Securities” has the meaning set forth in the recitals to this Indenture.

“Indebtedness” of any Person means the principal of (and premium, if any), and interest due on indebtedness of such Person, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, “indebtedness for money borrowed” means (i) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created) and (iii) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and leaseback transaction to which such Person is a party.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 2.1.

“Interest Payment Date,” means, when used with respect to the Initial Securities, June 13 and December 13 of each year, beginning December 13, 2022 and at Maturity.

“Lien” has the meaning set forth in Section 5.7(a).

“Maturity,” means the Stated Maturity or when used with respect to any Security the date on which the principal of such Security or an installment of principal becomes due and payable by declaration of acceleration, call for redemption or otherwise.

“Non-U.S. Person” means a Person who is not a U.S. person (as defined in Regulation S).

“Notice of Default” has the meaning set forth in Section 7.1.

“Obligations” has the meaning set forth in Section 12.1.

“Officer” means the Chief Executive Officer, Chief Financial Officer, each Co-President, Chief Accounting Officer, any Senior Vice President, any Managing Director, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by any Officer of the Company and delivered to the Trustee. An Officer’s Certificate provided pursuant to Section 5.5 shall be signed by a principal executive, financial, legal or accounting Officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company (including an employee or officer of the Company or any of its Affiliates), and which opinion shall be reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to Securities of any series, means, as of the date of determination, all Securities of that series theretofore authenticated and delivered under this Indenture, except:

(i)             Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation or that have previously been canceled;

(ii)            Securities or portions thereof for whose payment or redemption money (or in the case of payment by defeasance under Section 11.3, money, U.S. Government Obligations or both) in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust, or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), for the Holders of such Securities; provided that, if such Securities or portions of such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and provided, further, in the case of payment by defeasance under Section 11.3, that all conditions precedent to the application of such Section shall have been satisfied; and

(iii)           Securities which have been paid pursuant to Section 2.6(c) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, the Securities owned by the Company or any other obligor upon the Securities, or any Affiliate of the Company or of such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s independent right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Par Call Date” means, with respect to the Initial Securities, March 13, 2032 (the date that is 3 months prior to the final maturity date of the Initial Securities).

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Permanent Regulation S Global Securities” has the meaning set forth in Section 2.2(d).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Securities” has the meaning set forth in Section 2.2(f).

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 2.1 or, if not so specified, the Corporate Trust Office of the Trustee.

“Predecessor Security” or “Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Private Placement Legend” has the meaning set forth in Section 2.14.

“QIB” means a “qualified institutional buyer,” as that term is defined in Rule 144A.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any redemption of Securities, means the price at which such Securities are to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.2.

“Regulation S” means Regulation S under the Securities Act, together with any successor provision thereto, and as such may be hereafter amended from time to time.

“Regulation S Global Securities” has the meaning set forth in Section 2.2(d).

“Regulation S Physical Securities” has the meaning set forth in Section 2.2(e).

“Regulation S Security Exchange Date” has the meaning set forth in Section 2.13(c).

“Resale Restriction Termination Date” means, with respect to any Security, the date that is one year (or such other period as may hereafter be provided under Rule 144 under the Securities Act or any successor provision thereto as permitting the resale by nonaffiliates of Restricted Securities (as defined in Rule 144(a)(3) under the Securities Act) without restriction) after the later of the original issue date in respect of such Security and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any Predecessor Security thereto).

“Responsible Officer,” when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Rule 144A” means Rule 144A under the Securities Act, together with any successor provision thereto, and as such may be hereafter amended from time to time.

“Rule 144A Global Securities” has the meaning set forth in Section 2.2(b).

“Rule 144A Physical Securities” has the meaning set forth in Section 2.2(e).

“Securities” or “Security” means any Securities and/or Security of any series authenticated and delivered under this Indenture, including the Initial Securities, any Additional Securities that may be issued under a supplemental indenture and Securities to be issued or authenticated upon transfer, replacement or exchange of Securities.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 2.5(a).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.7(b)(1).

“Stated Maturity,” when used with respect to the Initial Securities, June 13, 2032.

“Subsidiary” means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

“Temporary Regulation S Global Securities” has the meaning set forth in Section 2.2(c).

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. Government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. Government securities–Treasury constant maturities– Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, subject to Section 10.5 and, to the extent required by any amendment thereto, the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have assumed such role pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligation” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any Person as of any date, shares, interests, participations or other equivalents in the equity interest (however designated) in such Person then outstanding having ordinary voting power for the election of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Section 1.2.             Compliance Certificates and Opinions.

(a)            Upon any written application or request by the Company to the Trustee (including in its capacity as Paying Agent (other than with respect to routine operations of the Paying Agent)) to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (other than in the case of any supplemental indenture to be executed or any Security to be issued on the date hereof) and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 5.5) shall include:

(1)            a statement that the Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, such Person has made such examination or investigation as such Person deemed reasonably necessary to enable such individual to express an opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether, in the opinion of such Person (based on the examination or investigation described in clause (3) above), such condition or covenant has been complied with.

Section 1.3.             Form of Documents Delivered to Trustee.

(a)            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or more documents.

(b)            Any certificate or opinion of any officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, the Company’s counsel unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company to the effect that the information with respect to such factual matters is in the possession of the Company unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

(c)            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4.             Acts of Holders; Record Dates.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 1.4.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner the Trustee deems sufficient.

(c)            The ownership of Securities shall be proven by the Security Register or by a certificate of the Security Registrar.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company whether or not notation of such action is made upon such Security or such other Security.

(e)            The Depositary selected pursuant to subsection (b)(15) of Section 2.1, as a Holder, may appoint agents and/or otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take hereunder.

(f)            The Trustee may make reasonable rules for action by or at a meeting of Holders, including with respect to proxy voting. The Security Registrar and Paying Agent may make reasonable rules and set reasonable requirements for its respective functions and compensation.

(g)            With respect to record dates:

(1)            The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below in subsection (3)) by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in this Indenture.

(2)            The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (A) any Notice of Default, (B) any declaration of acceleration referred to in Section 7.2, (C) any request to institute proceedings referred to in Section 7.6(2) or (A) any direction referred to in Section 7.11, in each case with respect to Securities. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in this Indenture.

(3)            With respect to any record date set pursuant to this Section 1.4, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 1.4, in writing, and to each Holder of Securities in the manner set forth in this Indenture, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(4)            Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(5)            Without limiting the generality of the foregoing, a Holder, including the Depositary, that is the Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary, as the Holder of a Global Security, may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such depositary’s standing instructions and customary practices.

(6)            The Company may fix a record date for the purpose of determining the persons who are beneficial owners of interests in any Global Security held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such persons, shall be entitled to make, give or take such request, demand, authorization direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.5.             Notices, Etc., to Trustee or the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made, given or furnished to, or filed with:

(a)            the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including by facsimile and electronic mail actually received) to or with the Trustee at its Corporate Trust Office;

(b)            the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it, to the attention of One Moody Plaza, Galveston, TX 77550, Attention: Brody J. Merrill, with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY 10001, Attention: Dwight Yoo, or at any other address previously furnished in writing to the Trustee by the Company; or

(c)            the Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(d)            The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent in pdf format by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received or have on file an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction, and the Company agrees to assume all risks arising out of the use of such electronic methods by the Company to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.6.             Notice to Holders; Waiver.

(a)            Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or by overnight courier guaranteeing next day delivery, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)            Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary (including delivery by electronic mail).

Section 1.7.             Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8.             Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 1.9.             Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10.           Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, Trustee, Security Registrar and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11.           Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Section 1.12.           Submission to Jurisdiction. The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Securities and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Securities may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Securities have been paid, hereby irrevocably consents and submits to the nonexclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

Section 1.13.           Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on the amount then payable for the intervening period.

Section 1.14.           No Personal Liability of Directors, Officers, Employees, Incorporators, Authorized Persons and Stockholders. No director, officer, employee, incorporator, authorized person, member or stockholder of the Company or any Subsidiary of the Company shall have any liability for any obligation of the Company or any such Subsidiary under this Indenture, the Securities, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 1.15.           Annexes, Exhibits and Schedules. All annexes, exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.16.           Waiver of Jury Trial. Each of the Company, the Holders of Securities, the Security Registrar, the Paying Agent and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

Section 1.17.           Electronic Communications; Electronic Signatures.

(a)            The Company and the Trustee hereby agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(b)            Unless otherwise provided herein, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee (in any capacity hereunder) is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

ARTICLE II

THE SECURITIES

Section 2.1.             Issuable in Series; Additional Securities.

(a)            The Company may, from time to time, without the consent of the Holders of the Securities, issue Additional Securities under the Indenture as part of one or more separate series of Securities. The Company may also at any time issue Additional Securities under the Indenture which will be part of the same series as a specified series of the Initial Securities offered hereby and which will have the same interest rate and other terms (except, generally, for the issuance date, issuance price and, in some cases, the first interest payment date) as set forth in this Indenture with respect to such series of Initial Securities; provided, however, that the Company will use a separate CUSIP for any such Additional Securities that (a) are not part of the same “issue” as the Initial Securities within the meaning of U.S. Treasury Regulations sections 1.1275-1(f) and 1.1275-2(k), and (b) have, for purposes of U.S. federal income taxation, more than a de minimis amount of original issue discount as of the date of the issuance of such Additional Securities. Any Additional Securities may be issued with the benefit of an indenture supplemental to this Indenture.

(b)            The Securities of each series shall not be superior in right of payment to, and shall rank equally in right of payment with, any other direct, unsecured and unsubordinated debentures, notes or other evidences of indebtedness of the Company.

Section 2.2.             Forms and Dating; Terms.

(a)            Provisions relating to the Initial Securities and any Additional Securities issued under this Indenture, and the Trustee’s or the Authenticating Agent’s certificate of authentication relating thereto, shall be in substantially the forms set forth, or referenced, in this Article II and Annex A attached hereto. Annex A is hereby incorporated in and expressly made a part of this Indenture. The Securities may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officer of the Company executing such Securities, as evidenced by such execution (provided, always, that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Annex A are part of the terms of this Indenture. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The Securities of any such series shall be issuable in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof

(b)            Securities offered and sold in reliance on Rule 144A shall be issued in the form of one or more permanent Global Securities substantially in the form attached hereto as Annex A, except as otherwise permitted herein. Such Global Securities shall be referred to collectively herein as the “Rule 144A Global Securities,” and shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary and registered in the name of Cede & Co., the Depositary’s nominee, for credit to an account of an Agent Member, and shall be duly executed by the Company and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The aggregate principal amount of a Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

(c)            Securities offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more temporary Global Securities substantially in the form attached hereto as Annex A except as otherwise permitted herein. Such Global Securities shall be referred to herein as the “Temporary Regulation S Global Securities,” and shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary or its nominee for the accounts of designated Agent Members holding on behalf of Euroclear or Clearstream and shall be duly executed by the Company and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(d)            Following the expiration of the distribution compliance period set forth in Regulation S with respect to any Temporary Regulation S Global Security, beneficial interests in such Temporary Regulation S Global Security shall be exchanged as provided in Sections 2.12 and 2.13 for beneficial interests in one or more permanent Global Securities substantially in the form attached hereto as Annex A, except as otherwise permitted herein. Such Global Securities shall be referred to herein as the “Permanent Regulation S Global Securities” and, together with the Temporary Regulation S Global Securities, as the “Regulation S Global Securities.” The Permanent Regulation S Global Securities shall be deposited on behalf of the holders of the Securities represented thereby with the Trustee, as custodian for the Depositary or its nominee for credit to the account of an Agent Member and shall be duly executed by the Company and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. Simultaneously with the authentication of a Permanent Regulation S Global Security, the Trustee shall cancel the related Temporary Regulation S Global Security. The aggregate principal amount of a Regulation S Global Security may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

(e)            Subject to the limitations on the issuance of certificated Securities set forth in Sections 2.12 and 2.13, Securities issued pursuant to Section 2.4 in exchange for or upon transfer of beneficial interests (x) in a Rule 144A Global Security shall be in the form of permanent certificated Securities substantially in the form attached hereto as Annex A (as such form may be modified in accordance with Section 2.1) (the “Rule 144A Physical Securities”) or (y) in a Regulation S Global Security (if any), on or after the Regulation S Security Exchange Date with respect to such Regulation S Global Security, shall be in the form of permanent certificated Securities substantially in the form attached hereto as Annex A (as such form may be modified in accordance with Section 2.1) (the “Regulation S Physical Securities”), respectively, as hereinafter provided.

(f)            The Rule 144A Physical Securities and Regulation S Physical Securities shall be construed to include any certificated Securities issued in respect thereof pursuant to Section 2.4, 2.5, 2.6 or 3.7, and the Rule 144A Global Securities and Regulation S Global Securities shall be construed to include any Global Securities issued in respect thereof pursuant to Section 2.4, 2.5, 2.6 or 3.7. The Rule 144A Physical Securities and the Regulation S Physical Securities, together with any other certificated Securities issued and authenticated pursuant to this Indenture, are sometimes collectively herein referred to as the “Physical Securities.” The Rule 144A Global Securities and the Regulation S Global Securities, together with any other Global Securities that are issued and authenticated pursuant to this Indenture, are sometimes collectively referred to as the “Global Securities.”

Section 2.3.             Execution, Authentication, Delivery and Dating.

(a)            The Securities shall be executed on behalf of the Company by any Officer of the Company. The signature of any Officer of the Company on the Securities may be manual or facsimile.

(b)            Securities bearing the manual or facsimile signatures of any individual who was at any time an Officer of the Company shall bind the Company, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

(c)            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed on behalf of the Company pursuant to clause (a) above to the Trustee or the Authenticating Agent for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee or the Authenticating Agent, as applicable, in accordance with such Company Order shall authenticate and deliver such Securities.

(d)            The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By: _____________, its Authorized Signatory

Date:

(e)            In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate to the effect that:

(1)            such Securities, when authenticated and delivered by the Trustee or the Authenticating Agent and issued by the Company in the manner, and subject to any conditions, specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

(f)            Notwithstanding that such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture would adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(g)            Each Security shall be dated the date of its authentication.

(h)            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or the Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.9 together with a Company Order (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) to the effect that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.4.             Temporary Securities.

(a)            Pending the preparation of definitive Securities of any series, the Company may execute, and upon receipt of a Company Order from the Company, the Trustee or the Authenticating Agent shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Securities may determine, as evidenced by his or her execution of such Securities.

(b)            If temporary Securities of any series are issued, the Company shall cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and, upon receipt of a Company Order, the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor, of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.5.              Registration; Transfer and Exchange.

(a)            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Company may have one or more co-registrars. The Trustee is hereby appointed “Security Registrar” and “Paying Agent” for the purpose of registering Securities and transfers of Securities and paying the principal of (and premium, if any) and interest on any Securities on behalf of the Company, in each case as herein provided, and the Company hereby initially designates the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may have one or more additional paying agents, and the term “Paying Agent” shall include any additional Paying Agent. The Company may change the Security Registrar or Paying Agent without prior notice to the Holders of Securities. The Company may enter into an appropriate agency agreement with any Security Registrar or Paying Agent not a party to this Indenture. Any such agency agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to appoint or maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to this Indenture. The Company may act as Security Registrar or Paying Agent with respect to any Securities issued hereunder.

(b)            Upon surrender for registration of transfer of any Security of any series at an office or agency of the Company in a Place of Payment designated by the Company pursuant to Section 5.2 for that series, the Company shall execute, and, upon receipt of a Company Order, the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

(c)            At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and, upon receipt of a Company Order, the Trustee or the Authenticating Agent shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(d)            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(e)            Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(f)            No service charge shall be made for any registration of transfer or for exchange of Securities, but the Company, the Trustee or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.4, 2.5(h), 3.7 or 10.6 not involving any transfer.

(g)            The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 Business Days before the day of the transmittal of a notice of redemption (or purchase) of Securities of that series selected for redemption (or purchase) under Section 3.3 and ending at the close of business on the day of such transmittal, or (ii) to register the transfer of or exchange any Security so selected for redemption (or purchase) in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h)            Notwithstanding the foregoing, any Global Security shall be exchangeable pursuant to this Section 2.5 for Securities registered in the names of Persons other than the Depositary for such Security or its nominee only if (i) the Depositary notifies the Company at any time that (A) it is unwilling or unable to continue as Depositary for the Global Securities or (B) the Depositary ceases to be registered as a “Clearing Agency” under the Exchange Act, and in either case a successor depositary is not appointed within 90 days of receiving such notice; or (ii) the Company, at its option, notifies the Trustee and Paying Agent that it elects to cause the issuance of Physical Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

(i)            Notwithstanding any other provision in this Indenture, but subject to exchanges under clause (h) above, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

(j)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among the Depositary or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have responsibility for any actions taken or not taken by a Depositary.

(k)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the applicable Depositary or other Person with respect to the accuracy of the records of a Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the applicable Depositary subject to the applicable rules and procedures of such Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the applicable Depositary with respect to its members, participants and any beneficial owners.

Section 2.6.             Mutilated, Destroyed, Lost and Stolen Securities.

(a)            If any mutilated Security is surrendered to the Trustee, the Company shall execute and, upon receipt of a Company Order, the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

(b)            If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by each of them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon receipt of a Company Order, the Trustee or the Authenticating Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

(c)            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, repay such Security.

(d)            Upon the issuance of any new Security under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith.

(e)            Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(f)            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.7.             Payment of Interest; Interest Rights Preserved.

(a)            Interest on each Interest Payment Date shall be payable to the Person in whose name the Securities are registered at the close of business on the regular record date for such Interest Payment Date, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”); provided, however, that interest due on the Maturity Date or any Redemption Date (in each case, whether or not an Interest Payment Date) will be paid to the Person to whom principal of such Securities is payable (subject to the rights of Holders on the relevant Regular Record Date to receive interest due on any Interest Payment Date preceding such Maturity Date or Redemption Date).

(b)            The Initial Securities will bear interest at a rate of 6.144% per year. Interest on the Initial Securities will accrue from and including June 13, 2022 (or the most recent Interest Payment Date to which interest on the Initial Securities has been paid or made available for payment) and will be payable in arrears on each Interest Payment Date, and at the Maturity Date. Each interest payment due on an Interest Payment Date or the Maturity Date will include interest accrued from and including the most recent Interest Payment Date, as applicable, to which interest on the Securities has been paid or made available for payment (or, if no interest has been paid, June 13, 2022) to but excluding the next Interest Payment Date or any Redemption Date, as the case may be. Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months. If any Interest Payment Date or Maturity Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of Maturity for the Securities) will be postponed until the next succeeding Business Day, but no interest or other amount will be paid as a result of any such postponement, and such payment will have the same force and effect as if made on the scheduled Interest Payment Date.

(c)            Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date entitled to such interest by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (1) or (2) below:

(1)            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Company shall fix a special record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be transmitted to each Holder of Securities of such series at such address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so transmitted, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)            The Company may elect to make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange.

(d)            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture, upon registration of transfer of or in exchange for or in lieu of any other Security, shall carry the rights to interest accrued and unpaid, and interest to accrue, that were carried by such other Security.

Section 2.8.             Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee, including a Paying Agent, may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 2.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee, including a Paying Agent, shall be affected by notice to the contrary.

Section 2.9.             Cancellation. All Securities surrendered for payment, redemption, registration of transfer, exchange, conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities, along with a Company Order pursuant to Section 2.3(h), previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order from the Company in accordance with the Trustee’s customary procedures (and subject to the record retention requirements of the Exchange Act).

Section 2.10.           Computation of Interest. Interest on the Securities of each series shall be computed on the basis of a 360-day year composed of twelve 30-day months.

Section 2.11.           CUSIP Numbers, ISINs, Etc. The Company in issuing the Securities may use “CUSIP,” “ISIN” and “Common Code” numbers (if then generally in use), and, if so, the Trustee may use such “CUSIP,” “ISIN” and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Securities or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in any “CUSIP,” “ISIN” or “Common Code” number.

Section 2.12.           Book-Entry Provisions for Global Securities.

(a)            Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Trustee as custodian for such Depositary. None of the Company, any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b)            Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or its custodian, or under such Global Securities. The Depositary may be treated by the Company, any other obligor upon the Securities, the Trustee and any agent of any of them as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Securities, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(c)            Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may not be transferred or exchanged for Physical Securities unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.5 and Section 2.13. Subject to the limitation on issuance of Physical Securities set forth in Section 2.13(c), Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Security if (i) the Depositary notifies the Company at any time that (A) it is unwilling or unable to continue as Depositary for the Global Securities or (B) the Depositary ceases to be registered as a “Clearing Agency” under the Exchange Act, and in either case a successor depositary is not appointed within 90 days of receiving such notice; or (ii) the Company, at its option, notifies the Trustee and Paying Agent that it elects to cause the issuance of Physical Securities.

(d)            In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners for Physical Securities pursuant to Section 2.12(c), the Security Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the beneficial interest in the Global Security being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and principal amount of authorized denominations.

(e)            In connection with a transfer of an entire Global Security to beneficial owners for Physical Securities pursuant to Section 2.12(c), the applicable Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary, in exchange for its beneficial interest in the applicable Global Security, an equal aggregate principal amount of Rule 144A Physical Securities (in the case of any Rule 144A Global Security) or Regulation S Physical Securities (in the case of any Regulation S Global Security), as the case may be, of authorized denominations.

(f)            The transfer and exchange of a Global Security or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.13) and the procedures therefor of the Depositary. Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in a different Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest. A transferor of a beneficial interest in a Global Security shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Security. Subject to Section 2.13, the Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Security and to debit the account of the Person making the transfer of the beneficial interest in the Global Security being transferred.

(g)            Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 2.12(c) shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Security and except as otherwise provided in Section 2.13 and Section 2.14, bear the Private Placement Legend.

(h)            Notwithstanding the foregoing, through the Resale Restriction Termination Date, a beneficial interest in a Regulation S Global Security may be held only through designated Agent Members holding on behalf of Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.13.

Section 2.13.           Special Transfer Provisions.

(a)            Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security that is a restricted security to any Non-U.S. Person: The Security Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 2.5) and:

(1)            if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Security or (y) the proposed transferor has delivered to the Security Registrar and the Company and the Trustee a Regulation S Certificate and, unless otherwise agreed by the Company, an Opinion of Counsel, certifications and other information reasonably satisfactory to the Company; and

(2)            if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Security Registrar and the Company and the Trustee of (x) the certificate, opinion, certifications and other information, if any, required by clause (1) above and (y) written instructions given in accordance with the procedures of the Security Registrar and of the Depositary, whereupon (i) the Security Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Security) a decrease in the principal amount of the relevant Global Security in an amount equal to the principal amount of the beneficial interest in the relevant Global Security to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Regulation S Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Security in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon receipt of a Company Order) the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

(b)            Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security that is a restricted security to a QIB (excluding transfers to Non-U.S. Persons): The Security Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture and:

(1)            if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Security stating, or has otherwise certified to the Security Registrar and the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Security stating, or has otherwise certified to the Security Registrar and the Company and the Trustee in writing, that it is purchasing such Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(2)            if the proposed transferee is an Agent Member, and the Security to be transferred consists of a Physical Security that after transfer is to be evidenced by an interest in a Global Security or consists of a beneficial interest in a Global Security that after the transfer is to be evidenced by an interest in a different Global Security, upon receipt by the Security Registrar of written instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, whereupon the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Security in an amount equal to the principal amount of the Physical Security or such beneficial interest in such transferor Global Security to be transferred, and the Trustee shall cancel the Physical Security so transferred or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Security, as the case may be.

(c)            Limitation on Issuance of Physical Securities. No Physical Security shall be exchanged for a beneficial interest in any Global Security, except in accordance with Section 2.12 and this Section 2.13. A beneficial owner of an interest in a Temporary Regulation S Global Security (and, in the case of any additional securities for which no Temporary Regulation S Global Security is issued, any Regulation S Global Security) shall not be permitted to exchange such interest for a Physical Security or (in the case of such interest in a Temporary Regulation S Global Security) an interest in a Permanent Regulation S Global Security until a date, which must be after the end of the 40-day distribution compliance period as defined in Regulation S, on which the Company receives a certificate of beneficial ownership from such beneficial owner. Such date, as it relates to a Regulation S Global Security, is herein referred to as the “Regulation S Security Exchange Date.”

(d)            Private Placement Legend. (i) Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend; or (ii) upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend, in each case unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Securities, (ii) upon written request of the Company after there is delivered to the Security Registrar an Opinion of Counsel (which opinion and counsel are reasonably satisfactory to the Company) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) with respect to a Regulation S Global Security (on or after the Regulation S Security Exchange Date with respect to such Regulation S Global Security) or Regulation S Physical Security, in each case with the agreement of the Company, or (iv) such Securities are sold or exchanged pursuant to an effective registration statement under the Securities Act.

(e)            Other Transfers.

(1)            The Security Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section, such registration to be done in accordance with the otherwise applicable provisions of this Section, upon the furnishing by the proposed transferor or transferee of a written Opinion of Counsel (which opinion and counsel are reasonably satisfactory to the Company) to the effect that, and such other certifications or information as the Company may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(2)            A Security that is a restricted security may not be transferred other than as provided in this Section. A beneficial interest in a Global Security that is a restricted security may not be exchanged for a beneficial interest in another Global Security other than through a transfer in compliance with this Section.

(f)            General.

(1)             By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

(2)             The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.12 or this Section 2.13 (including all Securities received for transfer pursuant to this Section 2.13). The Company shall have the right to require the Security Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

(3)             In connection with any transfer of any Security, the Trustee, the Security Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Securities, or otherwise) received from any Holder and any transferee of any Security regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Security and any other facts and circumstances related to such transfer.

Section 2.14.           Restrictive and Global Security Legends. Each Global Security and Physical Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 2.13(d):

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND (2) AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) (I) TO THE COMPANY OR ANY PARENT OR SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (III) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS SECURITY FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PURSUANT TO SUBCLAUSES (IV) OR (V) OF CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Each Global Security shall also bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.12 AND 2.13 OF THE INDENTURE (AS DEFINED HEREIN).”

Each Temporary Regulation S Global Security shall also bear the following legend on the face thereof:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

EXCEPT AS SPECIFIED IN THE INDENTURE, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY NOT BE SOLD, PLEDGED OR TRANSFERRED TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.”

ARTICLE III

REDEMPTION OF SECURITIES

Section 3.1.             Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and in accordance with this Article III.

Section 3.2.              Election to Redeem; Notice to Trustee.

In case of any redemption at the election of the Company, the Company shall, at least five (5) Business Days prior to the date that the notice of redemption is required to be given or caused to be given to the Holders of such Securities pursuant to Section 3.4(a) (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed, by any means reasonably acceptable to the Trustee, including facsimile or electronic mail actually received. Any such notice may be cancelled at any time prior to notice of such redemption being delivered to any Holder and shall thereby be void and of no effect. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate of the Company evidencing compliance with such restriction.

Section 3.3.             Selection by Trustee of Securities to Be Redeemed.

(a)            If less than all the Securities of like tenor of any series are to be redeemed, the particular securities to be redeemed shall be selected by the Trustee from the Outstanding Securities of like tenor of such series not previously called for redemption, pro rata, by lot or any other such method as the Trustee shall deem fair and appropriate, and in the case of Global Securities, in accordance with the customary procedures of the applicable Depositary and which may provide for the selection for redemption of portions (in integral multiples of $1,000, although no Securities of the minimum authorized denomination for Securities of that series or less will be redeemed in part) of the principal amount of such Securities of a denomination larger than the minimum authorized denomination for such Securities.

(b)            The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof redeemed by the Company.

(c)            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 3.4.             Notice of Redemption.

(a)            Notice of redemption shall be given by first-class mail, postage prepaid, or by facsimile or electronic mail in PDF format, transmitted not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register.

Such notice of redemption shall state:

(1)            the expected Redemption Date;

(2)            the Redemption Price (or the formula by which the Redemption Price will be determined);

(3)            if less than all the Outstanding Securities of like tenor of any series are to be redeemed, the principal amount or amounts of the particular Securities to be redeemed;

(4)            in case any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security and cancellation thereof, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5)            that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security (or portion thereof) to be redeemed and, if applicable, that interest thereon will cease to accrue on and after such date;

(6)            the CUSIP number and/or similar numbers of such Securities, if any (or any other numbers used by a Depositary to identify such Securities); and

(7)            the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, as permitted by the supplemental indenture establishing such series of Securities, then such notice shall describe each such condition, and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

(b)            Any such notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, and upon five (5) Business Days’ prior notice (unless a shorter notice shall be satisfactory to the Trustee), by the Trustee in the name and at the expense of the Company. The notice delivered in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to deliver such notice or any defect in the notice to the Holder or any Security shall not affect the validity or the proceeding for the redemption of any such Security.

Section 3.5.             Deposit of Redemption Price. On or prior to 11:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 5.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 3.6.              Securities Payable on Redemption Date.

(a)            Subject to the final sentence of Section 3.4(a), notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and, from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to (but excluding) the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.7.

(b)            On and after any Redemption Date, if money sufficient to pay the Redemption Price of Securities called for redemption (including any accrued and unpaid interest payable thereon) shall have been made available in accordance with Section 3.5, the Securities (or the portions thereof) called for redemption shall cease to accrue interest and the only right of the Holders of such Securities (or portions thereof) will be to receive payment of the Redemption Price of such Securities (or portions thereof), including, subject to the rights of Holders on the relevant Regular Record Date to receive interest due on any Interest Payment Date preceding such Maturity or Redemption Date, any accrued and unpaid interest on such Securities to, but excluding, the Redemption Date. If any Security (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security (or portion thereof).

Section 3.7.             Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing). The Company shall execute, and, upon receipt of a Company Order, the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered (or if the Security is a Global Security, an adjustment shall be made to the schedule attached thereto).

Section 3.8.             Optional Redemption.

(a)            At any time and from time to time prior to the applicable Par Call Date, the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to, but excluding, the redemption date (assuming the Securities matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points or 0.50% less (b) interest accrued to, but excluding, the date of redemption, and

(2)            100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

(b)            On or after the applicable Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

(c)            The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to determine or verify the Company’s determination of the redemption price.

(d)            Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed

(e)            In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair; and in the case of global notes, in accordance with the customary procedures of the Depositary. No Security of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the holder of the Security upon surrender for cancellation of the original Security.

(f)             Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

ARTICLE IV

SINKING FUNDS

Section 4.1.             Sinking Fund; Holder Repurchase Right. The Securities shall not be subject to any sinking fund or analogous provision or be redeemable at the option of the Holders.

ARTICLE V

COVENANTS

Section 5.1.             Payment of Principal, Premium and Interest.

(a)            The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

(b)            An installment of principal (and premium, if any) or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

Section 5.2.             Maintenance of Office or Agency.

(a)            The Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Corporate Trust Office of the Trustee is hereby designated an office or agency as required pursuant to this Section 5.2(a). If at any time the Company shall fail to maintain any such required office or agency other than the Corporate Trust Office of the Trustee, or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that no service of legal process may be made against the Company at any office of the Trustee.

(b)            The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 5.3.             Money for Securities Payments to Be Held in Trust.

(a)            If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each Stated Maturity of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its failure so to act.

(b)            Whenever the Company is not acting as Paying Agent, it shall, on or prior to 11:00 a.m., New York City time on each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act; provided, however, that to the extent any such funds are received by the Paying Agent from the Company after 11:00 a.m., New York City time, on such due date, such funds will be distributed to such Persons within one Business Day of receipt thereof by the Paying Agent.

(c)            The Company shall cause each Paying Agent for any series of Securities other than the Trustee or the Company to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.3, that such Paying Agent shall:

(1)            hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)            give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series;

(3)            at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)            (i) prior to the qualification of this Indenture under the Trust Indenture Act, acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and (ii) following the qualification of this Indenture under the Trust Indenture Act, if ever, acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and the Trust Indenture Act, in each case, relating to the duties, rights and liabilities of such Paying Agent.

(d)            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Upon any Event of Default of the Company under clause (5) or (6) of Section 7.1, the Trustee shall automatically be the Paying Agent.

(e)            Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Security of any series, and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company by the Trustee or (if then held by the Company) shall be discharged from such trust. Thereafter the Holder of such Security shall, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 5.4.             Corporate Existence. Subject to Article VI, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in a material respect to the Holders.

Section 5.5.             Annual Statement by Officer as to Default. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (which fiscal year as of the date of this Indenture ends on December 31) of the Company ending after the date hereof, an Officer’s Certificate stating that to the knowledge of the signer thereof (on behalf of the Company) the Company was or was not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture applicable to the Company during such fiscal year and, if the Company was in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge. If any default or Event of Default under Section 7.1 has occurred and is continuing, within 30 Business Days after its becoming aware of such occurrence, the Company shall deliver to the Trustee an Officer’s Certificate specifying such event and what action the Company is taking or proposes to take with respect thereto. Following the qualification of this Indenture under the Trust Indenture Act, if ever, to the extent required by the Trust Indenture Act, the individual signing any certificate given by any Person pursuant to this Section 5.5 shall be the principal executive, financial or accounting officer of such Person, in compliance with Section 314(a)(4) of the Trust Indenture Act.

Section 5.6.             Provision of Information; Reports by Company.

(a)            The Company hereby agrees that, for so long as any Securities are Outstanding and the Company is not subject to the reporting requirements of the Exchange Act, the Company shall furnish to any Holder of Securities or to any prospective purchaser designated by such a Holder, upon the request of the Holder, the business and financial information concerning the Company called for under paragraph (d)(4) of Rule 144A. The Company will be deemed to have satisfied the requirements of this Section 5.6 if any parent guaranteeing the Securities furnishes or makes available information regarding the parent of the type otherwise so required with respect to the Company. Such information may be made available by posting to a website maintained or designated by the Company (which may be a secured, password-protected website). Written requests for such information should be directed to: One Moody Plaza, Galveston, TX 77550, Attention: Brody J. Merrill, Tel: (409) 766-6826.

(b)            The Company shall deliver to the Trustee, within 15 days after the same is filed with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and, following the qualification of this Indenture pursuant to the Trust Indenture Act, if ever, the Company shall otherwise comply with the requirements of Section 314(a) of the Trust Indenture Act. Any such report, information or document that the Company files with the Commission through the Commission’s EDGAR database (or any successor thereto) shall be deemed delivered to the Trustee for purposes of this Section 5.6(b) at the time of such filing through the EDGAR database (or successor thereto), without notice to the Trustee or any other action on the part of the Company.

(c)            Delivery of any information, documents and reports to the Trustee pursuant to clause (b) of this Section 5.6 is for informational purposes only and the Trustee’s receipt of such items shall not constitute actual nor constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates of the Company). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described above.

Section 5.7.             Limitations on Liens.

(a)            So long as any Securities are outstanding and except in a transaction otherwise governed or permitted by this Indenture, the Company shall not, and shall not cause or permit any Subsidiary to, create, assume, incur or guarantee any Indebtedness that is secured by a pledge, mortgage or other lien (collectively, a “Lien”) on any Voting Stock or profit participating equity interests of any direct or indirect wholly owned Subsidiary of the Company that is or is required to be licensed as an insurer or reinsurer (each, an “Insurance Subsidiary”) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or substantially all of the business of any Insurance Subsidiary, without providing that the Securities (together with, in the Company’s sole discretion, any other Indebtedness of, or guarantee by, the Company ranking equally with the Securities and existing as of the date hereof or thereafter created) will be secured equally and ratably with or prior to all other Indebtedness secured by such pledge, mortgage or other Lien on the Voting Stock or profit participating equity interests of any Insurance Subsidiary or such entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or substantially all of the business of any Insurance Subsidiary. This covenant shall not limit the Company’s ability or the ability of its respective Subsidiaries to incur Indebtedness or other obligations secured by Liens on assets other than the Voting Stock or profit participating equity interests of any Insurance Subsidiary or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or substantially all of the business of any Insurance Subsidiary.

(b)            Any Lien that is granted to secure the Securities under this Section 5.7 shall be automatically and unconditionally released and discharged at the same time as the release of the Lien (other than a release following enforcement of remedies in respect of such Lien or the obligations secured by such Lien) that gave rise to the obligation to secure the Securities hereunder.

ARTICLE VI

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 6.1.             Company May Consolidate, Etc., Only on Certain Terms. So long as any Securities are outstanding, the Company shall not (x) merge or amalgamate with or into or consolidate with another entity or (y) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of its direct or indirect wholly owned Subsidiaries, in each case unless (a)(i) the Company is the resulting, surviving or transferee entity, as applicable, or (ii) if the Company is not the resulting, surviving or transferee entity, the resulting, surviving or transferee Person is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes by supplemental indenture all of the Company’s obligations under the Securities and this Indenture; (b) immediately after giving effect to such transaction or series of related transactions, no default or event of default has occurred and is continuing under this Indenture; and (c) the Company delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, each to the effect that the consolidation, merger or transfer and such supplemental indenture comply with this Indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee Person (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture. The Trustee shall be entitled to conclusively rely on the Officer’s Certificate and Opinion of Counsel delivered pursuant to this Section 6.1 with respect to the matters set forth in this Section 6.1.

Section 6.2.             Exception. Section 6.1 shall not prohibit (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Company’s direct or indirect wholly owned Subsidiaries to the Company or any of its direct or indirect wholly owned Subsidiaries or (ii) the consolidation or merger of any of the Company’s direct or indirect wholly owned Subsidiaries with and into the Company.

Section 6.3.             Successor Company Substituted. Upon any consolidation by the Company with or merger or amalgamation by the Company into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 6.1, the successor formed by such consolidation or into which the Company is merged or amalgamated or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall not be released from the obligation to pay the principal of and interest on the Securities.

ARTICLE VII

REMEDIES

Section 7.1.             Events of Default.

“Event of Default,” wherever used herein with respect to Securities of one or more series affected thereby, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)            failure to pay any interest upon any Security of that series when it becomes due and payable, and continuance of such default for 30 days;

(2)            failure to pay the principal of (or premium, if any, on) any Security of that series when due and payable at its Maturity;

(3)            failure (other than those relating to payment) of the Company to comply with any of the Company’s other agreements, obligations or covenants with respect to the Securities of that series, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of the series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and to the effect that such notice is a “Notice of Default” hereunder;

(4)            failure by the Company to pay the principal on any Indebtedness (other than a default under this Indenture, any Indebtedness owed to a parent or Subsidiary of the Company or on any nonrecourse Indebtedness) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $75,000,000 or its foreign currency equivalent; provided that no default or Event of Default shall be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of the series affected thereby, a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and to the effect that such notice is a “Notice of Default” hereunder;

(5)            the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)            the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

The Trustee shall not be deemed to have knowledge of an Event of Default hereunder (except for those described in paragraphs (1) and (2) above, and then only if the Trustee is also the Paying Agent) unless a Responsible Officer of the Trustee has received written notice thereof (including receipt of a Notice of Default on behalf of the Company) and such notice references the Securities and this Indenture.

Section 7.2.             Acceleration of Maturity; Rescission and Annulment.

(a)            If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in clause (5) or (6) of Section 7.1) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of the series affected thereby may declare the principal amount of, and accrued and unpaid interest on, all of the Securities of the applicable series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in clause (5) or (6) of Section 7.1 occurs, the principal amount of, and accrued and unpaid interest on, all of the Outstanding Securities of each series shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Security of that series.

(b)            At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)            rescission would not conflict with any judgment or decree of a court of competent jurisdiction for payment of the money due;

(2)            the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)           all overdue interest on all Securities of that series,

(B)            the principal of (and premium, if any), on any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C)            to the extent that payment of such interest is lawful, interest upon overdue principal (and premium, if any) and overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)            all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(3)            all Events of Default with respect to Securities of such series, other than the non-payment of the principal (and premium, if any) and/or interest of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.12.

(c)            No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 7.3.             Trustee May File Proofs of Claim.

(a)            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest) the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 8.7 of this Indenture) and of the Holders allowed in such judicial proceeding; and

(ii)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.

(b)            Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

(c)            Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

(d)            The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters it deems advisable.

Section 7.4.             Trustee May Enforce Claims without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 7.5.             Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (acting in any capacity hereunder) under Section 8.7;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: To the Company as it may be entitled.

Section 7.6.             Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)            such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of the series affected thereby;

(2)            the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of the series affected thereby shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)            such Holder or Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee in its sole discretion against any loss, liability or expense to be incurred in compliance with such written request;

(4)            the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(5)            no direction inconsistent with such written request (as determined by the Trustee in its reasonable discretion) has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of the series affected thereby, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 7.7.             Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.7) interest on such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 7.8.             Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.9.             Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.10.             Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.11.             Control by Holders.

(a)            The Holders of a majority in aggregate principal amount of the Outstanding Securities of a particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that the Trustee may refuse to follow any direction that is in conflict with any rule of law or with this Indenture, subjects the Trustee to a risk of personal liability in respect of which the Trustee has not received indemnification or security satisfactory to it, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to determine whether any action is prejudicial to any Holder), and that the Trustee may take any other action it deems proper that is not inconsistent with any such direction.

(b)            Following the qualification of this Indenture under the Trust Indenture Act, if ever, this Section shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act, and such Section 316(a)(1)(A) of the Trust Indenture Act is hereby expressly excluded from this Indenture and the Securities, as permitted by the Trust Indenture Act.

Section 7.12.           Waiver of Past Defaults.

(a)            The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except in each case a default:

(1)            in the payment of the principal of any Security of that series when due and payable at its Maturity;

(2)            in respect of the redemption of any Security when required in accordance with the terms of such Security; or

(3)            in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

(b)            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Securities, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities. Following the qualification of this Indenture under the Trust Indenture Act, if ever, this paragraph of this Section shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Indenture and the Securities, as permitted by the Trust Indenture Act.

Section 7.13.         Undertaking for Costs. Each party to this Indenture agrees, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Securities, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (and premium, if any) and/or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 7.14.           Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

THE TRUSTEE

Section 8.1.             Certain Duties and Responsibilities.

(a)            Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

(1)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not verify the contents thereof).

(b)            In case an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            this subsection shall not be construed to limit the effect of subsection (a) of this Section 8.1;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts or engaged in willful misconduct relating thereto;

(3)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Holders of Securities, determined as provided in Section 7.11, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities; and

(4)            no provision of this Indenture or the Securities shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

(d)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VIII.

(e)            The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company.

(f)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if written and signed by an Officer of the Company.

Section 8.2.             Notice of Defaults. Within 90 days after a Responsible Officer of the Trustee has received written notice at its Corporate Trust Office specifying the Securities and this Indenture of an occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall send to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder so known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) and/or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series. For the purpose of this Section 8.2, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 8.3.             Certain Rights of Trustee. Subject to the provisions of Section 8.1:

(a)            the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other document believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in such document;

(b)            any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution or as otherwise expressly provided herein;

(c)            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in good faith, require and rely upon an Officer’s Certificate and/or Opinion of Counsel from the appropriate party. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate and/or Opinion of Counsel from the appropriate party;

(d)            the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture (including, without limitation, instituting, conducting or defending any litigation), unless such Holders shall have offered, and if requested provided, to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other document, but if notwithstanding the foregoing the Trustee makes or is directed to make such further inquiry or investigation into such facts or matters, it shall be entitled to examine the books, records and premises of the Company, personally or by an agent or attorney at the sole cost of the Company and, subject to Section 8.1(c), shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)            the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default or Event of Default (in physical form or electronically) by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture. For purposes of determining the Trustee’s responsibility and, if any, liability hereunder, whenever reference is made in this Indenture to a default or Event of Default, such reference shall be construed to refer only to such default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 8.3(h);

(i)            the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee;

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)            the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, in the event the Trustee reasonably believes that the last such certificate received from the Company or currently on file is no longer accurate;

(l)            the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture;

(m)          the Trustee shall have no obligation or duty to ensure compliance with the securities laws of any country or state except to request such certificates or other documents required to be obtained by the Trustee or any Security Registrar hereunder in connection with any exchange or transfer pursuant to the terms hereof; and

(n)            the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(o)

Section 8.4.             Not Responsible for Issuance of Securities; Indenture. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of this Indenture and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 8.5.             May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 8.6.             Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 8.7.             Compensation and Reimbursement.

(a)            The Company agrees:

(1)            to pay to the Trustee from time to time such compensation for its acceptance of this Indenture and for its services hereunder as Trustee, Paying Agent, Security Registrar and in all other capacities in which it is serving hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)            except as otherwise expressly provided herein, to reimburse the Trustee (acting in any capacity hereunder) upon its request for all reasonable expenses, disbursements and advances actually incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligent action, its own negligent failure to act, or its own willful misconduct as determined by a final nonappealable order of a court of competent jurisdiction; and

(3)            to indemnify the Trustee for, and to hold it harmless against, any loss, claim, damage, liability or expense (including the reasonable compensation, expenses and disbursements of its agents and counsel) incurred in the absence of gross negligence or willful misconduct on its or their part as determined by a final nonappealable order of a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the fees and reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee’s powers or duties hereunder and including enforcing this Section 8.7.

As security for the performance of the obligations of the Company under this Section 8.7, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee, other than property and funds held in trust to pay the principal of and interest on any particular Securities. If the Trustee incurs expenses or renders services after the occurrence and during the continuance of an Event of Default under clauses (5) or (6) of Section 7.1, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors. The provisions of this Section 8.7 shall survive the resignation or removal of the Trustee and/or the satisfaction, discharge and termination of this Indenture for any reason.

(b)            The Trustee shall notify the Company promptly of any third-party claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.

Section 8.8.             Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest, the Trustee shall eliminate such interest or resign, subject to the provisions of this Indenture. (i) Prior to the qualification of this Indenture under the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to any Securities or a trustee under any other indenture between the Company and the Trustee, and (ii) following the qualification of this Indenture under the Trust Indenture Act, to the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to any Securities or a trustee under any other indenture between the Company and the Trustee.

Section 8.9.             Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder, which shall be a corporation or other entity organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal, state or District of Columbia authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section 8.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

Section 8.10.             Resignation and Removal; Appointment of Successor.

(a)            No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

(b)            The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)            The Trustee may be removed at any time upon not less than thirty-one (31) days’ prior written notice with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d)            If at any time:

(1)            the Trustee shall fail to comply with Section 8.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months;

(2)            the Trustee shall cease to be eligible under Section 8.9 and shall fail to resign after written request therefor by the Company or any such Holder;

(3)            the Trustee shall have or have acquired a conflicting interest with respect to the Company or the Holders of any series of Security; or

(4)            the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee with respect to all Securities upon not less than thirty-one (31) days’ prior written notice, or (ii) subject to Section 7.13, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)            If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 8.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 8.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 8.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)            The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 8.11.         Acceptance of Appointment by Successor.

(a)            In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. On the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)            In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

On request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)            Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in clause (a) and (b) of this Section 8.11, as the case may be.

(d)            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

(e)            Notwithstanding the replacement of the Trustee pursuant to Section 8.10, the Company’s obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

Section 8.12.           Merger, Conversion, Consolidation or Succession to Business. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or other entity shall be otherwise qualified and eligible under this Article. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 8.13.           Preferential Collection of Claims. Following any qualification of this Indenture under the Trust Indenture Act, if ever, the Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act; and a Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

Section 8.14.           Appointment of Authenticating Agent.

(a)            At any time when any of the Securities remain Outstanding, the Trustee may and, upon request of the Company, shall appoint an Authenticating Agent or Agents with respect to one or more series of Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.6; provided that the Trustee’s appointment of such Authenticating Agent shall be subject to the Company’s approval at the time of and throughout such appointment. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall at all times be a corporation or other entity organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section 8.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 8.14.

(b)            Any corporation or other entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or other entity succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent, provided that such corporation or other entity shall be otherwise eligible under this Section 8.14.

(c)            An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company, and the Trustee shall terminate any such agency promptly upon request by the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may and, upon request of the Company, shall appoint a successor Authenticating Agent, provided that the Trustee’s appointment of such Authenticating Agent shall be subject to the Company’s approval at the time of and throughout such appointment, and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.14.

(d)            The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 8.14.

(e)            If an appointment of an Authenticating Agent with respect to one or more series is made pursuant to this Section 8.14, the Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By: _____________, as Authenticating Agent

By: _____________, its Authorized Signatory

Date:

Section 8.15.           Consequential Damages. Subject to Section 8.1(c), to the extent permitted by the Trust Indenture Act, as applicable, or any other applicable law, the Trustee shall not be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

Section 8.16.           [Reserved]

Section 8.17.           Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, labor disputes, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, pandemics and epidemics (whether domestic or international), acts of civil or military authority or governmental actions, the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 8.18.           USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

ARTICLE IX

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 9.1.             Company to Furnish Trustee Names and Addresses of Holders. If the Trustee is not the Security Registrar, the Company shall furnish or cause to be furnished to the Trustee:

(a)            not later than 15 days after each Regular Record Date (or, if there is no Regular Record Date relating to a series, semi-annually on dates set forth in the supplemental indenture with respect to such series), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such date, and

(b)            at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 9.2.             Preservation of Information; Communications to Holders.

(a)            The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 9.1 upon receipt of a new list so furnished.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.1.           Supplemental Indentures without Consent of Holders. Without the consent of or notice to any Holders, the Company and the Trustee (at the direction of the Company) at any time and from time to time, may enter into one or more indentures supplemental hereto (including any related opinions, certificates and ancillary documents), in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1)            cure any ambiguity, mistake, omission, defect or inconsistency in this Indenture or conform the text or terms of this Indenture or any Securities to any provision of the description thereof in the related prospectus, offering memorandum or disclosure document relating to the original issuance of such Securities; provided that none of such materially and adversely affect the interests of any Holders;

(2)            comply with the obligations under Article VI of this Indenture;

(3)            add guarantees with respect to any Securities;

(4)            secure any Securities;

(5)            add to the Company’s covenants for the benefit of the Holders (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or surrender any right or power conferred upon the Company;

(6)            add to the Events of Default with respect to any Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series);

(7)            evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.11(b);

(8)            modify the restrictions on, and procedures for, resale and other transfers of any Securities to the extent required by any change in applicable law or regulation, or the interpretation thereof, or in practices relating to the resale or transfer of restricted securities generally;

(9)            to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided by Section 2.1; or

(10)            comply with any requirement of the Commission, including in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable, or otherwise.

Section 10.2.           Supplemental Indentures with Consent of Holders.

(a)            With the consent of the Holders of not less than a majority in principal amount of Outstanding Securities of any series affected by such supplemental indenture (voting as one class with respect to such series) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), by Act of such Holders delivered to the Company and the Trustee, the Company and the Trustee (at the direction of the Company) may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture. Without the consent of the Holder of each Outstanding Security directly affected thereby, a supplemental indenture under this Section 10.2 shall not (with respect to any Outstanding Security held by a nonconsenting Holder):

(1)            change the Stated Maturity of such Security or the stated time for payment of the principal of, or any installment of principal of or interest on, such Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of a Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.2, or adversely affect any right of repayment of such Security at the Holder’s option or the currency in which, the principal of such Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or modify the Securities of any series to subordinate such Securities to other Indebtedness;

(2)            reduce the percentage in principal amount of the Outstanding Securities of the series for such Outstanding Security, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3)            modify any of the provisions of this Section 10.2 or Section 7.11, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security directly affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 10.2, or the deletion of this proviso, in accordance with the requirements of Sections 8.11 and 10.1(9); or

(4)            modify any guarantee, in a manner materially adverse to the Holders of the Securities.

(b)            A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c)            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(d)            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or any Security that evidences all or any part of the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Securities, unless it makes a change that is not permitted by this Indenture without the consent of each Holder affected thereby. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of such Security or any Security that evidences all or any part of the same debt as the consenting Holder’s Security.

Section 10.3.           Execution of Amendments, Supplements or Waiver. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, other than any supplemental indenture to be executed or any Security to be issued on the date hereof, the Trustee shall be entitled to receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and complies with the provisions hereof, and, with respect to the Opinion of Counsel, that the amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against them in accordance with its terms.

Section 10.4.           Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes. Every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.5.           Conformity with Trust Indenture Act. Following the qualification of this Indenture under the Trust Indenture Act, if ever, every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act, as then in effect.

Section 10.6.           Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, and such Securities may be authenticated and delivered by the Trustee, in exchange for Outstanding Securities of such series.

ARTICLE XI

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 11.1.           Satisfaction and Discharge of Indenture.

(a)            This Indenture shall upon Company Request cease to be of further effect with respect to Securities of any series (except as to any surviving rights of registration of transfer or exchange of Securities of such series and replacement of lost, stolen or mutilated Securities of such series herein expressly provided for and the rights of the Trustee and the obligations of the Company to the Trustee under Section 8.7), and the Trustee, on the written demand of and at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when:

(1)            Either:

(A)            all Securities of such series theretofore authenticated and delivered have been cancelled or delivered to the Trustee for cancellation (except destroyed, lost or stolen Securities of such series which have been replaced or paid and Securities of such series for whose payment an amount sufficient, without reinvestment, to pay and discharge the entire Indebtedness on the Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation, for principal and interest to Maturity (provided that if such redemption is made pursuant to the optional redemption provisions set forth in Section 3.8, (x) the amount that the Company must deposit or cause to be deposited will be determined using the assumed premium required to be paid in connection with such optional redemption calculated as of the date of such deposit, as calculated by the Company, in good faith, and (y) the Company must deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the premium as determined in accordance with such optional redemption provisions), has theretofore been deposited in trust or segregated and held in trust by the Company, and thereafter repaid to the Company or discharged from such trust); or

(B)            all Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation:

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.9 who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the Stated Maturity of any payment, money in an amount, or (C) a combination thereof, that is or are sufficient, without reinvestment, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) on and each installment of principal of (and premium on, if any) and interest on the Outstanding Securities of such series on the Maturity of such principal or installment of principal (and premium, if any) or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities (provided that if such redemption is made pursuant to the optional redemption provisions set forth in Section 3.8, (x) the amount that the Company must deposit or cause to be deposited will be determined using the assumed premium required to be paid in connection with such optional redemption calculated as of the date of such deposit, as calculated by the Company, in good faith, and (y) the Company must deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the premium as determined in accordance with such optional redemption provisions); and

(2)            the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent herein provided for the satisfaction and discharge of this Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1) and (2)).

(b)            At any time when no Securities of any series are outstanding, this Indenture shall upon Company Request cease to be of further effect and the Trustee, at the expense of the Company shall execute instruments of satisfaction and discharge of this Indenture.

(c)            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.7 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (a)(1) of this Section 11.1, the obligations of the Trustee under Section 11.6 and Section 5.3(e) shall survive.

Section 11.2.           Company’s Option to Effect Defeasance or Covenant Defeasance. Unless provision is made for either or both of (a) defeasance of the Securities of another series under Section 11.3 not applicable with respect to the Securities of a particular series or (b) covenant defeasance of the Securities of another series under Section 11.4 not applicable with respect to the Securities of such particular series, then the provisions of such Sections, together with the other provisions of Sections 11.3, 11.4, 11.5 and 11.6, shall be applicable to the Securities of such particular series, and the Company may at its option, at any time, with respect to the Securities of such particular series, elect to have either Section 11.3 or Section 11.4 be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in Sections 11.3, 11.4, 11.5 and 11.6.

Section 11.3.           Defeasance and Discharge. Upon the Company’s exercise of the option set forth in Section 11.2 and satisfaction of the conditions to defeasance set forth in Section 11.5, the Company shall be deemed to have been discharged from any and all obligations with respect to the Outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense and written direction of the Company, shall execute instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 11.5 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 2.4, 2.5, 2.6, 5.2 and 5.3, (C) the rights, powers, trusts, duties, and immunities of the Trustee under Sections 2.5, 2.6, 2.7, 2.8, 2.9, 5.3(e), 8.1, 8.3, 8.7, 8.10, 8.12, 8.15, 8.16, 8.17 and 11.6 and otherwise the duty of the Trustee to authenticate Securities of such series issued on registration of transfer or exchange and (D) Sections 11.3, 11.4, 11.5 and 11.6. Subject to compliance with Sections 11.3, 11.4, 11.5 and 11.6, the Company may exercise its option under this Section 11.3 notwithstanding the prior exercise of its option under Section 11.4 with respect to the Securities of such series.

Section 11.4.           Covenant Defeasance. Upon the Company’s exercise of the option set forth in Section 11.2 and satisfaction of the conditions to defeasance set forth in Section 11.5, the Company shall be released from its obligations under Sections 5.4, 5.5 and 5.6 with respect to the specified series of Securities and any other covenants applicable to such series of Securities unless specified otherwise pursuant to such Section (and the failure to comply with any such provisions shall not constitute a default or Event of Default under Section 7.1), and the occurrence of any event described in Sections 7.1 (4) and any other events of default applicable to such series of Securities shall not constitute a default or Event of Default hereunder, with respect to the Outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section with respect to it, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 11.5.           Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 11.3 or Section 11.4 to the Outstanding Securities of such series:

(a)            the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.9 who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the Stated Maturity of any payment, money in an amount, or (C) a combination thereof, that is or are sufficient, without reinvestment, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) on and each installment of principal of (and premium, if any) and interest on the Outstanding Securities of such series on the Maturity of such principal or installment of principal (and premium, if any) or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities (provided that if such redemption is made pursuant to the optional redemption provisions set forth in any Section 3.8, (x) the amount that the Company must deposit or cause to be deposited will be determined using an assumed premium required to be paid in connection with such optional redemption calculated as of the date of such deposit, as calculated by the Company in good faith, and (y) the Company must deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the premium as determined in accordance with such optional redemption provisions);

(b)            no Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowing);

(c)            in the event that this Indenture is then qualified under the Trust Indenture Act, such defeasance or covenant defeasance shall not cause the Trustee for the Securities of such series to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company;

(d)            such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(e)            in the case of an election under Section 11.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm to the effect that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; provided that such Opinion of Counsel need not be delivered if all Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(f)            in the case of an election under Section 11.4, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; provided that such Opinion of Counsel need not be delivered if all Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(g)            such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.1; and

(h)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the defeasance under Section 11.3 or the covenant defeasance under Section 11.4, as the case may be, have been complied with.

Section 11.6.         Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)            Subject to the provisions of Section 5.3(e), all money deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 11.6, the “Trustee”), all money and U.S. Government Obligations deposited with the Trustee and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee, pursuant to Section 11.1 or 11.5, in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.5 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

(c)            Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 11.5 which are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance and pay any obligations owed or accrued in favor of the Trustee.

Section 11.7.           Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.2 or 11.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 or 11.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 11.2 or 11.3, as the case may be; provided that if the Company makes any payment of principal, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Trustee and the Holders of such Securities to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

Section 11.8.           Repayment to the Company. The Trustee shall pay to the Company upon Company Request any money held by the applicable party for the payment of principal or interest that remains unclaimed for two years after the Stated Maturity or the Redemption Date, as the case may be. After payment to the Company Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

* * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

The parties hereto caused this Indenture to be duly executed as of the date first set forth above.

American National Group, Inc., as Issuer

By:	/s/ Brody J. Merrill
	Name:	Brody J. Merrill
	Title:	Senior Vice President and Chief Financial Officer

Wilmington Trust, National Association, as Trustee

By:	/s/ Arlene Thelwell
	Name:	Arlene Thelwell
	Title:	Vice President

[Signature Page to the Indenture]

Annex A

[Note: See Section 2.14 of the Indenture for applicable legends.]

AMERICAN NATIONAL GROUP, INC.

[•]% Senior Notes due [•]

No. [•]	CUSIP NO. [•]
$[•]	ISIN: [•]

American National Group, Inc., a Delaware corporation (the “Company”, which term includes any successor in interest under the Indenture hereinafter referred to, but in no event shall include the parent companies, Subsidiaries or Affiliates of any such Company), for value received, hereby promises to pay to [Cede & Co.], or registered assigns, the principal sum of [•] U.S. Dollars (U.S. $[•]) (or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 2.12 and 2.13 of the Indenture referred to on the reverse hereof) on [•] and to pay interest thereon at a rate of [•]% per year, accruing from and including [•] (or the most recent Interest Payment Date to which interest on the Notes has been paid or made available for payment), payable in arrears on [•] and [•] of each year, beginning [•] (each such date, an “Interest Payment Date”), and at the Maturity, until the principal hereof is paid or made available for payment.

Each interest payment due on an Interest Payment Date or the Maturity will include interest accrued from and including the most recent Interest Payment Date to which interest on the Notes has been paid or made available for payment (or, if no interest has been paid, [•]) to but excluding the next Interest Payment Date or the Maturity or any Redemption Date, as the case may be. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If any Interest Payment Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of the final Maturity for the Notes) will be postponed until the next succeeding Business Day, but no interest or other amount will be paid as a result of any such postponement, and such payment will have the same force and effect as if made on the scheduled Interest Payment Date.

Interest on each Interest Payment Date shall be payable to the Person in whose name the Notes are registered at the close of business on the regular record date for such Interest Payment Date, which shall be the [•] or [•] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”); provided, however, that interest due on the Maturity or any Redemption Date (in each case, whether or not an Interest Payment Date) will be paid to the Person to whom principal of such Notes is payable (subject to the rights of Holders on the relevant Regular Record Date to receive interest due on any Interest Payment Date preceding such Maturity or Redemption Date). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders of Notes of this series not less than five days prior to such Special Record Date, as more fully provided in the Indenture.

Annex A

Payment of the principal of (and premium, if any) and/or interest on this Note shall be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that, for so long as the Notes are represented in global form by one or more Global Securities, all payments of principal and interest shall be made by wire transfer of immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. In the event that certificated Notes shall have been issued, all payments of principal and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof or, if no such account is specified, by mailing a check to the registered address of each Holder of a certificated Note.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page is intentionally left blank.]

Annex A

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

American National Group, Inc., as Issuer

By:
Name:
Title:

Annex A

This is one of the Securities of the series designated therein issued under the within mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By:
Its Authorized Signatory

Date:

Annex A

[Form of Reverse of Note]

This Note is one of a duly authorized issuance of Securities of the Company (the “Notes”), issued and to be issued in one or more series under the Indenture, dated as of June 13, 2022 (the “Indenture”), among the Company and Wilmington Trust, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, if applicable. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act, if applicable for a statement of such terms. To the maximum extent permitted by law, in the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[•]. The Company may at any time issue additional debt securities under the Indenture. The Company may at any time issue Additional Securities under the Indenture having the same terms as the series of Notes designated on the face hereof (except as otherwise provided in the Indenture) so that such Additional Securities shall be consolidated with such designated series of Notes, including for purposes of voting and redemption; provided, however, that the Company shall use a separate CUSIP for any such Additional Securities that (a) are not part of the same issue as the Notes within the meaning of U.S. Treasury Regulations sections 1.1275-1(f) and 1.1275-2(k) and (b) have, for purposes of U.S. federal income taxation, more than a de minimis amount of original issue discount as of the date of the issue of such Additional Securities. Any such Additional Securities shall, together with the outstanding Notes of the series designated on the face hereof, constitute a single series of such Notes.

Optional Redemption of Notes

Prior to the Maturity, the Company may redeem the Notes of this series in whole or in part, at its option, as provided in the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof; provided that the principal amount of any such Note remaining outstanding after a redemption in part shall be $2,000 or any integral multiple of $1,000 in excess thereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. On or prior to any Redemption Date, the Company is required to deposit with a paying agent funds sufficient to pay the Redemption Price of and accrued and unpaid interest on the Notes to be redeemed on such Redemption Date. If the Company is redeeming less than all the Notes, the Trustee must select the Notes to be redeemed pro rata, by lot or any other such method as the Trustee deems fair and appropriate, and otherwise in accordance with the customary procedures of the Depositary.

Annex A

General Terms

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note and certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture or the Notes of any series thereunder may be amended or supplemented, and compliance with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences may be waived, in each case as provided in the Indenture.

The Notes will not be entitled to the benefit of a sinking fund.

As provided in and subject to the provisions of the Indenture, the Holder of this Note may pursue a remedy with respect to the Indenture or this Note only if (i) such Holder gives to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of that series make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders have offered, and if requested provided, to the Trustee indemnity or security reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such written request; (iv) the Trustee for 60 days after receipt of the notice, request and offer of indemnity or security has failed to institute any such proceeding; and (v) during such 60-day period the Holders of a majority in principal amount of the Outstanding Notes of the series affected have not given the Trustee a direction inconsistent with the request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest hereon on or after the respective Stated Maturities expressed herein.

Annex A

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Note at the times, place and rate, and in the currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Registrar’s books, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Note or Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

*         *         *

Annex A

[FORM OF CERTIFICATE OF TRANSFER]

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.:

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Check One:

☐   (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐   (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Annex A

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Annex A

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Name:

By:

Dated:

NOTE: To be executed by an executive officer

Annex A

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decreases in Principal Amount of this Global Security	Amount of increases in Principal Amount of this Global Security	Principal amount of this Global Security following such decreases or increases	Signature of authorized signatory of Trustee